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                                                                       EXHIBIT 5

                                   BAKER & DANIELS
          300 NORTH MERIDIAN STREET, SUITE 2700, INDIANAPOLIS, INDIANA 46204
                          (317) 237-0300. FAX (317) 237-1000


May 5, 1999

Priority Healthcare Corporation
285 West Central Parkway
Altamonte Springs, FL 32714

Ladies and Gentlemen:

          We have examined the corporate records and proceedings of Priority Healthcare Corporation, an Indiana corporation (the "Company"), with respect to:
(a) the existence of the Company and (b) the legal sufficiency of all corporate proceedings of the Company taken in connection with the authorization, issuance, form, validity and nonassessability of the authorized but unissued shares (including the shares to cover an over-allotment option) of Class B Common Stock, $.01 par value per share, of the Company ("Class B Common Stock") to be offered for sale by the Company under its Registration Statement on Form S-3 (the "Registration Statement"), in connection with which this opinion is given.

          Based on such examination, we are of the opinion that:

          1. The Company is a validly existing corporation under the laws of the State of Indiana.

          2. The shares of Class B Common Stock being offered pursuant to the Registration Statement are validly authorized and, when the Registration Statement shall have become effective and the authorized but unissued shares of Class B Common Stock being offered by the Company pursuant thereto have been sold upon the terms and conditions described in the Registration Statement and set forth in the Underwriting Agreement, a form of which has been filed as an exhibit to the Registration Statement, all of such shares will be legally issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus which is a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                              Yours very truly,


                             /s/ Baker & Daniels

                              BAKER & DANIELS
149058